EXHIBIT 4.4

UNUMPROVIDENT CORPORATION

to

JPMORGAN CHASE BANK

(FORMERLY KNOWN AS THE CHASE MANHATTAN BANK),

as Trustee

FIFTH SUPPLEMENTAL INDENTURE

Dated as of May 11, 2004

5.085% SENIOR NOTES DUE 2009

Supplement to Indenture dated as of March 9, 2001

FIFTH SUPPLEMENTAL INDENTURE, dated as of May 11, 2004 (the “Fifth Supplemental Indenture”), by and between UNUMPROVIDENT CORPORATION, a Delaware corporation (the “Company”), having its principal office at 1 Fountain Square, Chattanooga, Tennessee 37402, and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), a New York banking corporation, as trustee (the “Trustee”), having a Corporate Trust Office at 4 New York Plaza, 15th Floor, New York, New York 10004, as Trustee under the Indenture.

WHEREAS, the Company and the Trustee have as of March 9, 2001 entered into an Indenture (the “Base Indenture”) providing for the issuance by the Company from time to time of its senior debt securities;

WHEREAS, the Company issued a series of 7.625% senior notes due 2011 under the Base Indenture and First Supplemental Indenture dated as of March 9, 2001;

WHEREAS, the Company issued a series of 7.375% senior debentures due 2032 under the Base Indenture and Second Supplemental Indenture dated as of June 18, 2002;

WHEREAS, the Company issued a series of 7.250% Public Income Notes (PINES®) due 2032 under the Base Indenture and the Third Supplemental Indenture dated as of June 25, 2002;

WHEREAS, the Company issued a series of 6.00% senior notes due 2008 under the Base Indenture and Fourth Supplemental Indenture dated as of May 7, 2003;

WHEREAS, the Company has entered into a Subscription Agreement, dated as of May 6, 2004 (the “Subscription Agreement”), with the subscribers named in Schedule I thereto (the “Subscribers”), subject to the terms and conditions of which the Company has agreed to sell, and the Subscribers have agreed to purchase, an aggregate of 12,000,000 8.25% Adjustable Conversion-Rate Equity Security Units of the Company (the “Units”);

WHEREAS, the Company has entered into a Registration Rights Agreement, dated as of May 11, 2004 (the “Registration Rights Agreement”), with the several Subscribers, subject to the terms and conditions of which the Company has agreed to register the Units and the Underlying Securities (as defined herein) constituting such Units, on a Shelf Registration Statement (as defined herein) for resale for the account of the Subscribers;

WHEREAS, as contemplated by the Subscription Agreement, the Company desires to issue a fifth series of senior debt securities under the Base Indenture, and has duly authorized the creation and issuance of such senior debt securities and the execution and delivery of this Fifth Supplemental Indenture to modify the Base Indenture and provide certain additional provisions as hereinafter described (the Base Indenture, as amended and supplemented by the Fifth Supplemental Indenture, is hereinafter referred to as the “Indenture”);

WHEREAS, the Company and the Trustee deem it advisable to enter into this Fifth Supplemental Indenture for the purposes of establishing the terms of such senior debt securities and providing for the rights, obligations and duties of the Trustee with respect to such senior debt securities;

WHEREAS, the execution and delivery of this Fifth Supplemental Indenture have been authorized by a resolution of the Board of Directors of the Company;

WHEREAS, concurrent with the execution hereof, the Company has delivered an Officers’ Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel; and

WHEREAS, all conditions and requirements of the Base Indenture necessary to make this Fifth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the mutual premises and agreements herein contained, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes (as defined below), as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definition of Terms.

Unless otherwise provided herein or unless the context otherwise requires:

(a) a term defined in the Base Indenture has the same meaning when used in this Fifth Supplemental Indenture;

(b) a term defined anywhere in this Fifth Supplemental Indenture, including the exhibits hereto, has the same meaning throughout;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation;

(e) the following terms have the meanings given to them in the Purchase Contract Agreement (as defined below), as in effect on the date hereof: Common Stock; Failed Remarketing; Last Failed Remarketing; Normal Unit; Pledged Note; Purchase Contract; Remarketing Agent; Remarketing Agreement; Remarketing Date; Remarketing Value; Separate Notes; Stock Purchase Date; Stripped Unit; Subsequent Remarketing Date and Underwriting Agreement;

(f) the following terms have the meanings given to them in this Section 1.1(f):

“Agent Member” means any member of, or participant in, the Depository.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein (including the exchange of a Certificated Note for a beneficial interest in a Global Note), the rules and procedures of the Depository to the extent applicable to such transaction and as in effect from time to time.

“Certificated Note” has the meaning specified in Section 2.7(a).

“Collateral Agent” means BNY Midwest Trust Company, an Illinois trust company, as collateral agent, custodial agent and securities intermediary pursuant to the Pledge Agreement.

“Global Note” means a Global Security representing the Notes.

“Issue Date” means May 11, 2004.

“Pledge Agreement” means the Pledge Agreement, dated as of May 11, 2004, between the Company and the Collateral Agent, creating a pledge and security interest for the benefit of the Company to secure the obligations of the holders of Units under the Purchase Contracts.

“Purchase Contract Agent” means JPMorgan Chase Bank, a New York banking corporation, as purchase contract agent under the Purchase Contract Agreement (as defined below), until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of the Purchase Contract Agreement, and thereafter “Purchase Contract Agent” shall mean such successor.

“Purchase Contract Agreement” means the Purchase Contract Agreement, dated as of May 11, 2004, between the Company and JPMorgan Chase Bank, as purchase contract agent.

“Reset Agent” means a nationally recognized investment banking firm chosen by the Company to determine the Reset Rate.

“Reset Date” means the date following the Remarketing Date or a Subsequent Remarketing Date, as applicable, on which the trades in a successful remarketing of the Notes pursuant to the Purchase Contract Agreement and the Remarketing Agreement settle.

“Reset Rate” means the lowest interest rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum), as determined by the Reset Agent, that the Notes shall bear in order for the Notes to have a market value at the Remarketing Date or any Subsequent Remarketing Date, as the case may be, of at least 100.25% of the Remarketing Value (or, if the Remarketing Agent is unable to remarket the Notes at such a rate, at a rate below 100.25% in the discretion of the remarketing agent, but in no event less than 100.00%), assuming, for this purpose, even if not true, that all of the Notes are held as components of Normal Units and will be remarketed.

“Restricted Security” means all or any portion of the Units or the Underlying Securities except any such Unit or Underlying Security that (i) has been effectively registered under the Securities Act and sold in a manner contemplated by the Shelf Registration Statement, (ii) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to Rule 144(k) as if it was held by a non-affiliate of the Company (or any successor provision thereto), or (iii) such Unit or Underlying Security ceases to be outstanding (whether as a result of redemption, repurchase, cancellation or conversion).

“Restricted Security Legend” means the first legend in Exhibit A and placed on a Restricted Security.

“Rule 144” means Rule 144 under the Securities Act, or any successor provision thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means a registration statement for the registration and resale under Rule 415 under the Securities Act of the Company’s Units and Underlying Securities for the account of the Subscribers, in accordance with the Registration Rights Agreement.

“Subscribers” has the meaning specified in the Recitals.

“Underlying Securities” means the securities constituting the Units, being the Notes, the Purchase Contracts and the shares of Common Stock issuable pursuant to the terms of the Purchase Contracts.

“Units” has the meaning specified in the Recitals.

ARTICLE II

CREATION OF THE NOTES

Section	2.1. Designation of Series.

Pursuant to the terms hereof and Sections 201 and 301 of the Base Indenture, the Company hereby creates a series of its senior debt securities designated as the 5.085% Senior Notes due 2009 (the “Notes”), which Notes shall be deemed “Securities” for all purposes under the Base Indenture.

Section	2.2. Form of Notes.

The definitive form of the Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Stated Maturity of the Notes shall be May 15, 2009.

Section	2.3. Interest and Interest Rate Reset.

(a) Each Note will bear interest from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, initially at the rate of 5.085% per annum (the “Interest Rate”) up to but excluding the Reset Date; provided that in the event that a Last Failed Remarketing occurs, each Note shall continue to bear interest at the Interest Rate until the principal of the Notes is paid or made available for payment. In the event the Notes are successfully remarketed pursuant to the Purchase Contract Agreement and the Remarketing Agreement, each Note shall bear interest at the Reset Rate from and including the Reset Date to the date on which the principal of the Notes is paid or made available for payment; provided that any principal and installment of interest which is overdue shall bear interest (to the extent that payment of such interest is enforceable under applicable law) at the Interest Rate up to but excluding the Reset Date, if any, and thereafter at the Reset Rate, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. Interest on the Notes initially shall be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, an “Interest Payment Date”), commencing August 15, 2004, through and including May 15, 2007 and then semi-annually in arrears on the Interest Payment Dates of May 15 and November 15 of each year, commencing November 15, 2007, until the principal thereof is paid or made available for payment.

(b) The amount of interest payable for any period on any Interest Payment Date will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly or semi-annual period, as applicable, for which interest is computed will be computed on the basis of the actual number of days elapsed in such a 90-day or 180-day period, as applicable. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

Section	2.4. Limit on Amount of Notes.

The Notes will be limited in aggregate principal amount to $300,000,000 and may, upon execution of this Fifth Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes in accordance with a Company Order.

Section	2.5. Nature of Notes; Minimum Denomination; Payment.

(a) The Notes shall constitute senior unsecured obligations of the Company and shall rank pari passu with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

(b) The Notes shall be issuable only in registered form and without coupons in denominations of $1,000 and any integral multiples thereof except that an interest in a Note held as part of a Normal Unit represents an ownership interest of 1/40th, or 2.5%, of a Note in aggregate principal amount of $1,000 and will therefore correspond to the stated amount of $25 per Normal Unit.

(c) The principal of and the interest on the Notes shall be payable at the office or agency of the Company maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for the payment of public or private debts; provided that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled thereto not later than the relevant Regular Record Date.

Section	2.6. No Sinking Fund.

The Notes do not have the benefit of any sinking fund obligation.

Section	2.7. Form and Delivery; Transfer Restrictions.

(a) The Notes, on original issuance thereof as a part of the Units on the Issue Date, shall be issued in the form of one or more certificates in definitive, fully registered form, without interest coupons, with the applicable legends set forth in Exhibit A hereto (such Notes, the “Certificated Notes”); such Certificated Notes shall be duly executed by the Company and authenticated by the Trustee, and the Company and the Trustee shall cause the Certificated Notes to be registered in the name of JPMorgan Chase Bank (as Purchase Contract Agent and attorney-in-fact for the holders of the Units), which on the Issue Date shall pledge the Certificated Notes to the Collateral Agent pursuant to the terms and conditions of the Pledge Agreement.

(b) The Notes, upon an exchange of the Certificated Notes for beneficial interests in a Global Note in accordance with Section 2.9(c) hereof, shall be issued in the form of one fully registered Global Note registered in the name of The Depository Trust Company (“DTC”), as Depository, or its nominee, and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Separate Notes represented thereby (or such other accounts as they may direct).

(c) The Certificated Notes (including any Note issued upon transfer or exchange thereof pursuant to the provisions of the Base Indenture), for so long as they are Restricted Securities, shall be subject to the transfer restrictions set forth in the Restricted Security Legend, and the holder of such Notes, by acceptance thereof, agrees to be bound by such transfer restrictions. Furthermore, in connection with the registration of a transfer (other than pursuant to a Shelf Registration Statement as contemplated by Section 2.9(b) and (c)) of a Certificated Note that is a Restricted Security by a holder, such holder shall be required, prior to such registration of transfer, to furnish to the Company and the Trustee a transferor’s certificate in substantially the form set forth in Exhibit B hereto accompanied by an Opinion of Counsel, addressed to the Company, to the effect that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Trustee shall not be required to accept for such registration of transfer or for registration of any exchange any such Certificated Note unless the Trustee and the Company are satisfied that such transfer or exchange is being effected in compliance with the restrictions on transfer as set forth in this Fifth Supplemental Indenture and in the Restricted Security Legend. For purposes of the next preceding sentence, the Trustee shall be entitled to rely on a completed Exhibit B as evidence that the restrictions on transfer set forth in the Restricted Security Legend have been complied with. For the avoidance of doubt, solely in connection with the transfer of a Pledged Note (or a beneficial interest therein) to the holder of a Normal Unit, resulting in the exchange of such Pledged Note (or a beneficial interest therein) for a Certificated Note, the transferor need not deliver a certificate in substantially the form set forth in Exhibit B hereto or the foregoing

Opinion of Counsel or otherwise comply with the restrictions on transfer set forth in this Fifth Supplemental Indenture or in the Restricted Security Legend.

Section	2.8. Notes Not Convertible or Exchangeable.

Except as set forth in Section 2.9, the Notes will not be convertible or exchangeable for other securities or property.

Section	2.9. Removal of Restricted Security Legend; Exchange of Certificated Notes for Beneficial Interests in a Global Note.

(a) The transfer restrictions imposed pursuant to the Restricted Security Legend on any Certificated Note pursuant to Section 2.7(c) shall cease and terminate when such Certificated Note ceases to be a Restricted Security. Any Certificated Note as to which such transfer restrictions have terminated may, upon surrender of such Certificated Note for exchange to the Trustee in accordance with its applicable procedures (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer pursuant to Rule 144, by an Opinion of Counsel addressed to the Company to the effect that the transfer of such Certificated Note has been made in compliance with Rule 144), be exchanged for a new Note or Notes in certificated form, of like aggregate principal amount, which shall not bear the Restricted Security Legend. If such legend has been removed from a Certificated Note as provided above, no other Note issued in exchange for all or any part of such Certificated Note that was a Restricted Security shall bear such legend, unless the Company has reasonable cause to believe that such other Note is a “restricted security” within the meaning of Rule 144 and instructs the Trustee in writing to cause a legend to appear thereon. The Company and the Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel.

(b) Notwithstanding anything to the contrary in the Indenture, if and for so long as the Shelf Registration Statement is in effect under the Securities Act and the use of the prospectus included therein has not been suspended pursuant to the terms of the Registration Rights Agreement, the Notes may only be transferred in a transaction covered by the plan of distribution included in such prospectus. In connection with such a transfer, the transferor shall surrender the Certificated Note or Certificated Notes as provided in Section 2.9(c), and the transferee thereof shall receive in lieu thereof a beneficial interest of like aggregate principal amount in the Global Note referred to in Section 2.7(b), which shall not be subject to the transfer restrictions imposed by the Restricted Security Legend. The Company shall inform the Trustee of the effective date of the Shelf Registration Statement and whether the use of the prospectus included therein has been suspended. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the Shelf Registration Statement.

(c) If the holder of a Certificated Note wishes at any time to transfer such Certificated Note to a person who, pursuant to Section 2.9(b), must take delivery thereof in the form of a beneficial interest in the Global Note, such transfer may be effected, subject to the other provisions of the Indenture and the Applicable Procedures, only in accordance with this Section 2.9(c). A holder wishing to so transfer the Certificated Note shall notify the Trustee sufficiently in advance of, and the Trustee shall promptly instruct the Depository with respect to, such proposed transfer, as follows: Upon receipt by

(1) the Depository of (A) written instructions from the Trustee given in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in the Global Note, as contemplated by Section 2.7(b), in a principal amount equal to the principal amount of the Certificated Note to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with such beneficial interest and (C) an appropriately completed certificate substantially in the form of Exhibit B hereto, and

(2) the Trustee of (A) the Certificated Note to be transferred, (B) notification from the Depository of the transaction described in (1) above and (C) the certificate described in (l)(C) above,

the Trustee shall cancel the Certificated Note and instruct the Depository to increase the principal amount of the Global Note, by the principal amount of the Certificated Note so transferred, and to credit or cause to be credited to the account of the person specified in such instructions a corresponding principal amount of the Global Note. For the avoidance of doubt, solely in connection with the transfer of a Pledged Note (or a beneficial interest therein) to the holder of a Normal Unit resulting in the exchange of such Pledged Note (or a beneficial interest therein) for a beneficial interest in a Global Note, the transferor need not deliver a certificate in substantially the form set forth in Exhibit B hereto.

Section	2.10. Certain Provisions Applicable to the Global Note.

(a) DTC shall serve as the initial Depository for the Global Note.

(b) Unless and until it is exchanged for definitive Notes in registered form in accordance with the terms of the Base Indenture, a Global Note may be transferred, in whole but not in part, only to another nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

(c) The Company hereby waives its right under clause (z) of the fourth paragraph of Section 305 of the Base Indenture to unilaterally determine that the Notes will no longer be represented by a Global Note.

Section	2.11. No Additional Amounts.

No Additional Amounts shall be payable with respect to the Notes.

Section	2.12. Defeasance.

The defeasance provisions of Article Fourteen of the Base Indenture shall not apply to the Notes.

Section	2.13. Redemption.

Pursuant to Section 301(6) and Section 1101 of the Base Indenture, so long as any of the Notes are Outstanding, the following provisions shall be applicable to the Notes:

(a) If certain events specified in Exhibit A attached hereto shall occur and be continuing, the Company may, at its option, redeem the Notes then Outstanding in whole (but not in part) at any time at the redemption price and in accordance with the terms and conditions set forth in Exhibit A.

(b) Notwithstanding Section 1104 of the Indenture, notice of redemption shall be sufficient if instead of setting forth a specific price with respect to the Redemption Price, it sets forth the manner of calculation thereof.

Section	2.14. Remarketing.

The Notes may be remarketed at a specified price on certain dates, all as specified in Exhibit A and in Section 5.4(b) of the Purchase Contract Agreement and Section 4.5(d) of the Pledge Agreement.

Section	2.15. Notes Constitute Indebtedness.

Each Note issued hereunder shall provide that the Company, each holder and any Person that acquires a beneficial interest in that Note agree, by the acceptance of such Note or such beneficial interest, that it is intended that the Notes constitute indebtedness of the Company for federal, state and local tax purposes.

ARTICLE III

APPOINTMENT OF THE TRUSTEE FOR THE NOTES

Section	3.1. Appointment of Trustee.

Pursuant and subject to the Indenture, the Company and the Trustee hereby constitute the Trustee as trustee to act on behalf of the Holders of the Notes, and as the principal Paying Agent and Security Registrar for the Notes, effective upon execution and delivery of this Fifth Supplemental Indenture. By execution, acknowledgment and delivery of this Fifth Supplemental Indenture, the Trustee hereby accepts appointment as trustee, Paying Agent and Security Registrar with respect to the Notes, and agrees to perform such trusts upon the terms and conditions set forth in the Indenture and in this Fifth Supplemental Indenture.

Section	3.2. Rights, Powers, Duties and Obligations of the Trustee.

Any rights, powers, duties and obligations by any provisions of the Indenture conferred or imposed upon the Trustee shall, insofar as permitted by law, be conferred or imposed upon and exercised or performed by the Trustee with respect to the Notes.

ARTICLE IV

MISCELLANEOUS

Section	4.1. Application of Fifth Supplemental Indenture.

Each and every term and condition contained in this Fifth Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Base Indenture shall apply only to the Notes created hereby and not to any future series of Securities.

Section	4.2. Benefits of Fifth Supplemental Indenture.

Nothing contained in this Fifth Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of the Notes, the Company and the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the Base Indenture or this Fifth Supplemental Indenture.

Section	4.3. Effective Date.

This Fifth Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

Section	4.4. Governing Law.

THIS FIFTH SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section	4.5. Counterparts.

This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section	4.6. Ratification of Base Indenture.

The Base Indenture, as supplemented by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and this Fifth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section	4.7. Satisfaction and Discharge.

The satisfaction and discharge provisions of Article Four of the Base Indenture shall not apply to the Notes.

Section	4.8. Validity and Sufficiency.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

UNUMPROVIDENT CORPORATION, as Issuer

By:	/s/ Robert C. Greving

Name: Robert C. Greving Title: Executive Vice President and Chief Financial Officer

Attest:

/s/ Susan N. Roth

Name: Susan N. Roth Title: Vice President, Corporate Secretary and Assistant General Counsel

JPMORGAN CHASE BANK, as Trustee

By:	/s/ James D. Heaney

Name: James D. Heaney Title: Vice President

Attest:

/s/ Virginia Dominguez

Name: Virginia Dominguez Title: Trust Officer

EXHIBIT A

FORM OF SENIOR NOTE

[If applicable, insert — THIS INSTRUMENT IS A CONTINGENT PAYMENT DEBT OBLIGATION ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED. FOR FURTHER INFORMATION, PLEASE CONTACT THE CHIEF FINANCIAL OFFICER OF UNUMPROVIDENT CORPORATION AT 423-294-1309, WHO WILL, BEGINNING NO LATER THAN 10 DAYS AFTER THE ORIGINAL ISSUE DATE, PROMPTLY PROVIDE TO THE HOLDERS OF THIS INSTRUMENT THE ISSUE PRICE, ISSUE DATE, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OF THIS INSTRUMENT FOR SUCH PURPOSES.]

[Restricted Security Legend: If the Note is a Restricted Security, insert — THIS NOTE WAS SOLD IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER FURTHER AGREES THAT THIS NOTE SHALL NOT BE TRANSFERRED TO A SUBSEQUENT PURCHASER PURSUANT TO RULE 144A UNDER THE SECURITIES ACT. EACH PURCHASER OF THIS NOTE WILL BE DEEMED TO REPRESENT THAT IT HAS BEEN AFFORDED AN OPPORTUNITY TO INVESTIGATE MATTERS RELATING TO THE COMPANY AND THIS NOTE, THAT IT IS NOT ACQUIRING THIS NOTE WITH A VIEW TO ANY DISTRIBUTION THEREOF AND THAT IT IS A QUALIFIED INSTITUTIONAL BUYER (“QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT WHICH IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE ACCOUNTS, EACH OF WHICH IS A QIB AND WITH RESPECT TO WHICH IT HAS SOLE INVESTMENT DISCRETION.]

[If the Note is a Global Note, insert — THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES, INCLUDING THE PAYMENT OF PRINCIPAL AND INTEREST.

UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.]

[If the Depository is The Depository Trust Company, insert — UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.

CUSIP No. [ ]	$_____________

UNUMPROVIDENT CORPORATION

5.085% SENIOR NOTE DUE 2009

(a) UNUMPROVIDENT CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to              (the “Holder”), the principal sum of              United States dollars (U.S.$            ) [If the Note is a Global Note, insert — , as such amount may be increased or decreased as set forth on the Schedule of Increases or Decreases in Global Note annexed hereto,] [If the Note is a Pledged Note, insert —, as such amount may be increased or decreased as set forth on the Schedule of Increases or Decreases in Pledged Note annexed hereto,] on May 15, 2009 (such date is hereinafter referred to as the “Stated Maturity”), and to pay interest thereon, from May 11, 2004, or from the most recent Interest Payment Date (as defined below) for which interest has been paid or duly provided for, initially at the rate of 5.085% per annum (the “Interest Rate”) up to, but excluding, the Reset Date; provided that in the event a Last Failed Remarketing occurs, this Note shall continue to bear interest at the Interest Rate until the principal of the Notes is paid or made available for payment. In the event the Notes are successfully remarketed pursuant to the Purchase Contract Agreement and the Remarketing Agreement, this Note shall bear interest at the Reset Rate, from and including the Reset Date to the date on which principal hereof is paid or made available for payment; provided that any principal and installment of interest which is overdue shall bear interest (to the extent that payment of such interest is enforceable under applicable law) at the Interest Rate up to but excluding the Reset Date, if any, and thereafter at the Reset Rate, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. Interest on this Note initially shall be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, an “Interest Payment Date”), commencing August 15, 2004 through and including May 15, 2007, and then semi-annually in arrears on the Interest Payment Dates of May 15 and November 15 of each year, commencing on November 15, 2007, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be, so long as the Notes are represented by a Global Note, the Business Day prior to the relevant Interest Payment Date, and in case the Notes are not represented by a Global Note, the 15th calendar day (whether or not a Business Day) prior to the relevant Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date and shall otherwise be payable, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Note at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by the Company for such purpose in the Borough of Manhattan, The City of New York or in the City of Chattanooga, Tennessee, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, by Dollar check drawn on, or transfer to, a Dollar account. Payments of interest on this Note may be made by Dollar check, drawn on a Dollar account, mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Regular Record Date, by wire transfer to a Dollar account. The amount of interest payable for any period on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly or semi-annual period, as applicable, for which interest is computed will be computed on the basis of the actual number of days elapsed in such a 90-day or 180-day period, as applicable. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authentication Agent by the manual signature of one of their respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered under its corporate seal.

UNUMPROVIDENT CORPORATION

By:

Name:
Title:

Attest:

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated:

JPMORGAN CHASE BANK, as Trustee

By:

Authorized Officer

[FORM OF REVERSE]

This Note is one of a duly authorized issue of securities of the Company designated as its “5.085% Senior Notes due 2009” (herein sometimes referred to as the “Notes”), limited in aggregate principal amount to $300,000,000, issued and to be issued under and pursuant to an Indenture, dated as of March 9, 2001 (the “Base Indenture”), duly executed and delivered between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the “Trustee”), and a Fifth Supplemental Indenture, dated as of May 11, 2004, between the Company and the Trustee (such Base Indenture as amended and supplemented by the Fifth Supplemental Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

The Notes are issuable only in registered form without coupons, in denominations of $1,000 and any integral multiple thereof except that an interest in a Note held as part of a Normal Unit represents an ownership interest of 1/40th, or 2.5%, of a Note in aggregate principal amount of $1,000 and will therefore correspond to the stated amount of $25 per Normal Unit. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same [If the Note is a Certificated Note, insert — and, under the terms and conditions set forth in the Fifth Supplemental Indenture, for beneficial interests in a Global Note].

The Notes were initially issued as components of the Company’s 8.25% Adjustable Conversion-Rate Equity Security Units that are in the form of Normal Units, each such Normal Unit initially consisting of (a) a stock purchase contract (each, a “Purchase Contract”) under which (i) the holder will agree to purchase from the Company on May 15, 2007, a specified number of newly issued shares of common stock, par value $0.10 per share, of the Company and (ii) the Company will pay to the holder quarterly contract adjustment payments and (b) a 1/40, or 2.5%, ownership interest in a Note of $1,000 principal amount. In accordance with the terms of the Purchase Contract Agreement, on their initial issuance, the Notes were pledged by the Purchase Contract Agent, on behalf of the holders of the Normal Units, to BNY Midwest Trust Company, as collateral agent, custodial agent and securities intermediary (the “Collateral Agent”), pursuant to the Pledge Agreement, dated as of May 11, 2004 (the “Pledge Agreement”), among the Company, the Purchase Contract Agent and the Collateral Agent, to secure such holders’ obligations to purchase shares of common stock of the Company under the Purchase Contracts. Pursuant to the Remarketing Agreement, the Remarketing Agent shall use its commercially reasonable best efforts to remarket the Notes that are included in Normal Units at a specified price on certain dates, all as specified in Section 5.4(b) of the Purchase Contract Agreement. Pursuant to Section 4.5(d) of the Pledge Agreement, Holders of all other Notes may elect to have such Notes remarketed in accordance with the procedures set forth therein.

If a Special Event (as herein defined) shall occur and be continuing, the Company may, at its option, redeem the Notes then Outstanding in whole (but not in part) at any time (“Special Event Redemption”) at the Redemption Price (as herein defined). If such Special Event Redemption occurs prior to a successful remarketing pursuant to Section 5.4 of the Purchase Contract Agreement, the Redemption Price payable with respect to the Notes pledged to the Collateral Agent under the Pledge Agreement will be paid to the Collateral Agent on the Special

Event Redemption Date on or prior to 12:00 p.m., New York City time, by wire transfer in immediately available funds at such place and at such account as may be designated by the Collateral Agent in exchange for the Notes pledged to the Collateral Agent. In such event, the Collateral Agent shall apply such Redemption Price pursuant to the terms of the Purchase Contract Agreement and the Pledge Agreement.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption (the “Special Event Redemption Date”) to each registered Holder of Notes to be redeemed at its registered address as more fully provided in the Indenture. Unless the Company defaults in payment of the Redemption Price, on and after the Special Event Redemption Date interest shall cease to accrue on such Notes.

“Accounting Event” means the receipt at any time prior to the earlier of the date of any successful remarketing of the Notes pursuant to the Purchase Contract Agreement and the Remarketing Agreement and the Stock Purchase Date by the audit committee of the Board of Directors of a written report in accordance with Statement on Auditing Standards (“SAS”) No. 97, “Amendment to SAS No. 50 – Reports on the Application of Accounting Principles,” from the Company’s independent auditors, provided at the request of the management of the Company, to the effect that, as a result of a change in accounting rules applicable to the Company after May 1, 2004, the Company must either (a) account for the Purchase Contracts as derivatives under SFAS 133 (or any successor accounting standard) or (b) account for the Units using the if-converted method under SFAS 128 (or any successor accounting standard), and that such accounting treatment will cease to apply upon redemption of the Notes.

“Quotation Agent” means Goldman, Sachs & Co. or any of its successors or any other primary U.S. government securities dealer in New York City selected by the Company.

“Redemption Price” means, for each Note, whether or not included in a Normal Unit, the product of (i) the principal amount of such Note and (ii) a fraction whose numerator is the applicable Treasury Portfolio Purchase Price (as herein defined) and whose denominator is the applicable Special Event Redemption Principal Amount (as herein defined).

“Special Event” means either a Tax Event or an Accounting Event.

“Special Event Redemption Principal Amount” means (i) in the case of a Special Event Redemption Date occurring prior to a successful remarketing of the Notes pursuant to the Purchase Contract Agreement, the aggregate principal amount of Notes included in Normal Units on such date, and (ii) in the case of a Special Event Redemption Date occurring after a successful remarketing of the Notes pursuant to the Purchase Contract Agreement or the Stock Purchase Date, the aggregate principal amount of the Notes.

“Tax Event” means the receipt by the Company of an opinion of a nationally recognized tax counsel experienced such matters (which may be Sullivan & Cromwell LLP), to the effect that there is more than an insubstantial risk that interest payable by the Company on the Notes on the next Interest Payment Date will not be deductible, in whole or in part, by the Company for United States federal income tax purposes as a result of (a) any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any amendment to or change in an official interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any official interpretation, pronouncement or application that provides for a position with respect to such laws or regulations that differs from the generally accepted position on May 6, 2004, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after May 6, 2004.

“Treasury Portfolio” means: (i) if a Special Event Redemption occurs prior to a successful remarketing of the Notes pursuant to the provisions of the Purchase Contract Agreement, a portfolio (A) of zero coupon U.S. Treasury securities consisting of principal or interest strips of U.S. Treasury securities that mature on or prior to May 15, 2007 in an aggregate amount equal to the applicable Special Event Redemption Principal Amount and (B) with respect to each scheduled Interest Payment Date on the Notes that occurs after the Special Event Redemption Date and on or before May 15, 2007, interest or principal strips of U.S. Treasury securities that mature on or prior to such Interest Payment Date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Special Event Redemption Principal Amount on such date if the interest rate of the Notes were not reset on the Reset Date, and (ii) solely for purposes of determining the Treasury Portfolio Purchase Price in the case of a Special Event Redemption Date occurring after a successful remarketing of the Notes pursuant to the Purchase Contract Agreement or May 15, 2007, a portfolio (A) of zero coupon U.S. Treasury securities consisting of principal or interest strips of U.S. Treasury securities that mature on or prior to the Maturity Date in an aggregate amount equal to the applicable Special Event Redemption Principal Amount and (B) with respect to each scheduled Interest Payment Date on the Notes that occurs after the Special Event Redemption Date and on or before the Maturity Date, interest or principal strips of U.S. Treasury securities that mature on or prior to such Interest Payment Date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Special Event Redemption Principal Amount of the Notes Outstanding on the Special Event Redemption Date.

“Treasury Portfolio Purchase Price” means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the Quotation Agent on the third Business Day immediately preceding the Special Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Special Event Redemption Date.

No sinking fund is provided for the Notes.

In the event of a redemption of the Notes, the Company will not be required (a) to register the transfer or exchange of Notes for a period of 15 days immediately preceding the selection of Notes for redemption or (b) to register the transfer or exchange of any Note, or portion thereof, called for redemption.

In case an Event of Default shall occur and be continuing, the principal of all of the Notes, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.

The Company, each Holder and any Person that acquires [If the Note is a Global Note, insert — a beneficial interest] in this Note agree, by the acceptance of this Note [If the Note is a Global Note, insert — or a beneficial interest therein,] that it is intended that the Notes constitute indebtedness of the Company for federal, state and local tax purposes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default, (ii) the Holders of not less than 25% in principal amount of the Notes that are Outstanding shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, (iii) the Trustee shall not have received from the Holders of a majority in principal amount of the Notes that are Outstanding a direction inconsistent with such request, and (iv) the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by any Holder of this Note for the enforcement of any payment of principal hereof, or any premium of interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York or the City of Chattanooga, Tennessee (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered, as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal (and premium, if any) or interest on this Note and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

[If Note is a Global Note, insert — This Note is a Global Note and is subject to the provisions of the Indenture relating to Global Notes, including the limitations in Section 305 of the Base Indenture on transfers and exchanges of Global Notes.]

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common

TEN ENT	-	as tenants by the entireties (Cust)

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	-	Custodian
(Minor)
under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

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(Insert assignee’s social security or tax identification number)

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(Insert address and zip code of assignee)

agent to transfer this Note on the Security Register. The agent may substitute another to act for him or her.

Dated:

Signed:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL NOTES AND PLEDGED NOTES]

SCHEDULE OF INCREASES OR DECREASES IN [GLOBAL] [PLEDGED] NOTE

The following increases or decreases in this [Global] [Pledged] Note have been made:

Date	Amount of Decrease in Stated Amount of the [Global] [Pledged] Note	Amount of Increase in Stated Amount of the [Global] [Pledged] Note	Stated Amount of the [Global] [Pledged] Note Following Such Decrease or Increase	Signature of Authorized Officer of [Trustee] [Collateral Agent]

EXHIBIT B

FORM OF CERTIFICATION FOR TRANSFER

OR EXCHANGE OF CERTIFICATED NOTE

(Transfers and exchanges pursuant to Section 2.7/2.9 of the Fifth Supplemental Indenture)

UnumProvident Corporation

1 Fountain Square

Chattanooga, Tennessee 37402

JPMorgan Chase Bank,     as Trustee

4 New York Plaza

15th Floor

New York, New York 10004

Re:	UnumProvident Corporation 5.085% Senior Notes due 2009 CUSIP No. [ ]

Reference is hereby made to the Indenture, dated as of March 9, 2001, as supplemented by the Fifth Supplemental Indenture, dated as of May 11, 2004 (together, the “Indenture”), between UnumProvident Corporation and JPMorgan Chase Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$             principal amount of Certificated Notes held in certificated form [(CUSIP No. [            ])] by [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such Notes.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that (i) such Notes are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with (a) a registration statement filed with, and declared effective by, the Securities and Exchange Commission (the “Registration Statement”), (b) an applicable exemption from the registration requirements under Securities Act of 1933, as amended (the “Act”), or (c) Rule 144 under the Act, and accordingly the Transferor does hereby further certify that

[Select one as appropriate — [the offer and sale of such Notes was made pursuant to the Registration Statement;]

[the offer and sale of such Notes was made pursuant to an applicable exemption from the registration requirements under the Act;]

[the Notes have been transferred in a transaction pursuant to Rule 144;] and the transaction is not part of a plan or scheme to evade the registration requirements of the Act.

B-1

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Trustee.

Dated:

[Insert Name of Transferor]

By:

Name:
Title:

B-2